UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule14a‑12

ALPS VARIABLE INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALPS VARIABLE INVESTMENT TRUST
ALPS/RED ROCKS LISTED PRIVATE EQUITY PORTFOLIO
(the “Fund”)

SUPPLEMENT DATED JUNE 11, 2015
TO THE PROSPECTUS DATED APRIL 30, 2015,
AS SUPPLEMENTED

The following paragraphs are hereby added to the “Management of the Portfolios” section in the Fund’s Prospectus at the end of the sub-section “Investment Subadviser – Red Rocks Portfolio”:

On April 6, 2015, Red Rocks Capital, LLC (the “Sub-Adviser”), the investment sub-adviser to the Fund, agreed to be acquired by ALPS Advisors, Inc. (the “Adviser”), the investment adviser to the Fund (the “Transaction”).

The Adviser and Sub-Adviser expect the closing of the Transaction, which is subject to certain conditions, to occur during the second half of 2015. Under the Investment Company Act of 1940, consummation of this Transaction will result in the automatic termination of the current sub-advisory agreement. Accordingly, at a meeting held on April 22, 2015, the Board of Trustees of the Trust unanimously approved a new sub-advisory agreement for the Fund (the “New Sub-Advisory Agreement”) and recommended that the New Sub-Advisory Agreement be submitted to the Fund’s shareholders for their approval. The New Sub-Advisory Agreement will become effective upon approval by the Fund’s shareholders and the closing of the Transaction.

The Fund’s investment objective and investment strategies are not expected to change as a result of the Transaction, and the investment advisory personnel of the Sub-Adviser who provide services to the Fund are expected to continue to do so. The terms of the New Sub-Advisory Agreement are the same as the current sub-advisory agreement in all material respects, except for the new commencement date and initial two-year term. The advisory fee rates payable to the Sub-Adviser will remain the same as under the current sub-advisory agreement.

Shareholders of the Fund are urged to read the Proxy Statement and other documents to be filed with the SEC carefully and in their entirety when they become available, because these documents will contain important information about the New Sub-Advisory Agreement to be considered at the special meeting.
Shareholders may obtain free copies of the Proxy Statement and other documents (when they become available) filed with the SEC at the SEC's web site at www.sec.gov. In addition, free copies of the Proxy Statement and other documents filed with the SEC may also be obtained after effectiveness of the Proxy Statement by calling 1-866-432-2926. Shareholders should consult their own financial and legal advisors about risks associated with investing in the Fund in light of these developments.

Please retain this supplement for future reference.